Exhibit 5.1

Foamix Pharmaceuticals Ltd.
2 Holzman Street, Weizman Science Park
Rehovot 76704
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for Foamix Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering by the Company, contemplating (i) the issuance and sale by the Company of an aggregate of 5,909,091 ordinary shares, par value NIS 0.16 per share (“Ordinary Shares”) of the Company and (ii) the potential issuance and sale by the Company of up to an additional 886,364 Ordinary Shares, that are subject to an option (the “Option”) to purchase additional shares granted by the Company to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement to which this opinion relates is proposed to be filed on September 17, 2014 on Form F-1 pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) and relates to (i) the issuance and sale by the Company of an aggregate of an additional 790,909 Ordinary Shares (the “Offering Shares”) and (ii) the potential issuance and sale by the Company of up to an additional 118,636 Ordinary Shares pursuant to the Option (the “Additional Shares” and, collectively with the Offering Shares, the “Shares”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the registration statement on Form F-1 (File No. 333-198123) filed by the Company with the SEC (as amended through the date hereof, the “Registration Statement”), (ii) the form of the Rule 462(b) Registration Statement to which this opinion is proposed to be attached as an exhibit; (iii) a copy of the articles of association of the Company, as currently in effect; (iv) a draft of the articles of association of the Company, to be in effect as of prior to the effectiveness of the Registration Statement (the “Amended Articles”); (v) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and, in each case, which relate to the Registration Statement, the Rule 462(b) Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon effectiveness of the Amended Articles and payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement and the Rule 462(b) Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement and the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement and the Rule 462(b) Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Yingke Israel-Eyal Khayat,
Zolty, Neiger & Co